EXHIBIT 10(w)
                            DATA GENERAL CORPORATION
                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

1.   Purpose

     This Employee Qualified Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Data General Corporation (the "Company") and all participating subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code").

2.   Eligible Employees

     All employees of the Company or any of its participating subsidiaries who have completed ninety days' employment with the Company or any of its subsidiaries shall be eligible to receive options under this Plan to purchase the Company's Common Stock (except employees in countries whose laws make participation impractical). Persons who have been so employed for ninety days or more on the February 1 next following the date this Plan is approved by the stockholders of the Company shall receive their options as of such February 1. Persons who attain the status of employment for ninety days or more after the date on which the initial options are granted under this Plan shall be granted options on the next date on which options are granted to all participating employees. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 425(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 425(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     For purposes of this Article 2, the term employee shall not include an employee whose customary employment is 20 hours or less per week or is for not more than 5 months in any calendar year.

3.   Stock Subject to the Plan

     The stock subject to the options shall be shares of the Company's authorized but unissued shares of Common Stock of the Company or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to this Plan is 11,100,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

4.   Payment Periods and Stock Options

     The six-month periods, August 1 to January 31 and February 1 to July 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

     Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period at the Option Price hereinafter provided for such number of shares of the Common Stock of the Company reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price; provided and on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period; or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period. In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

     For purposes of this Plan the term "average market price" means, if the Common Stock is listed on the New York Stock Exchange, the average of the high and low prices of the Common Stock of the Company on such exchange or such other national securities exchange as designated by the Board of Directors or, if the Common Stock is traded over-the-counter securities market, the mean between the bid and asked prices of the Common Stock.

     For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the New York Stock Exchange or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.

     No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

5.   Exercise of Option

     Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price. If a participant is not an employee on the last business day of a Payment Period, he shall not be entitled to exercise his option.

6.   Unused Payroll Deductions

     If the participant wishes to receive a certificate representing the shares purchased pursuant to the option, only full shares of stock will be represented by the stock certificate. Any balance remaining in an employee account after a purchase will be reported to the employee and will be carried forward to the next Payment Period.

7.   Authorization for Entering Plan

     An employee may enter the Plan by filling out, signing and delivering to the Corporate Benefits Department an Authorization:

     a) stating the percentage of either (i) the  employee's regular base pay or
     (ii) the employee's Total ESPP-Eligible Compensation to be deducted regularly from the employee's pay and other compensation;

     b) authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

     c) specifying the exact name in which stock purchased for such employee is to be issued as provided under Article 11 hereof.

     Such Authorization for any Payment Period must be received by the Corporate Benefits Department at least 10 days before the beginning date of the next succeeding Payment Period. The amounts deducted from each employee's pay and other compensation under the Plan during any Payment Period shall reflect any adjustment(s) to regular base pay or Total ESPP-Eligible Compensation of such employee paid during the Payment Period. For purposes of the foregoing, "Total ESPP-Eligible Compensation" includes regular base pay together with those other types of compensation designated by the Committee from time to time as included in "Total ESPP-Eligible Compensation". No such designation shall be made which would cause the Plan to cease to comply with the requirements of Section 423 of the Internal Revenue Code, as amended.

     Unless an employee files a new Authorization or withdraws from the Plan, an employee's deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect.

     The Company will accumulate and hold for the employee's account the amounts deducted from the employee's pay and compensation. No interest will be paid on it.

8.   Amount of Payroll Deductions

     An employee may authorize payroll deductions by designating (1) a percentage (stated as an even 0.5% percentage amount, not less than 0.5% and not more than 10.0%), and (2) designating whether such percentage shall be applied to (i) such employee's regular base pay or (ii) such employee's Total
ESPP-Eligible Compensation, provided, however, that the minimum deduction in respect of any payroll period shall be $10.00 (or such lesser amount as the Committee shall establish).

9.   Change in Payroll Deductions

     Each employee may decrease the percentage designated by such employee under
Section 8(1), above, not more than once in each Payment Period. Increases to such percentage are not permitted during any Payment Period. Each employee may increase or decrease the percentage designated by such employee under Section 8(1), above, or change such employee's election under Section 8(2), above, for the next Payment Period by filing with the Company's Corporate Benefits Department a new Authorization at least 10 days before the beginning of the next Payment Period.

10.  Withdrawal from the Plan

     An employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Corporate Benefits Department, in which event the Company will promptly refund the entire balance of his deductions not theretofore used to purchase stock under the Plan.

     An employee who withdraws from the Plan is like an employee who has never entered the Plan. To re-enter, he or she must file a new Authorization at least 10 days before the beginning date of the next Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his or her withdrawal.

11.  Issuance of Stock

     Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period.

     Stock purchased under the Plan will be issued only in the name of the employee, or if his or her Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.  No Transfer or Assignment of Employee's Rights

     An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by such employee.

13.  Termination of Employee's Rights

     An employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, lay-offs, discharge, death, change of status, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase stock will be refunded.

     If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

14.  Termination and Amendments to Plan

     The plan may be terminated at any time by the Company's Board of Directors. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

     The Board of Directors also reserves the right to amend the Plan from time to time, in any respect provided, however, that no amendment shall be effective without prior approval of the stockholders, which would (a) except as provided in Article 3 and 4, increase the number of shares of Common Stock to be offered above or (b) change the class of employees eligible to receive options under the Plan.

15.  Limitations on Sale of Stock Purchased Under the Plan

     The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he or she chooses; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of the last day of the Payment Period during which the stock was purchased showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such stock.

16.  Company's Payment of Expenses Related to Plan

     The Company will bear all costs of administering and carrying out the Plan.

17.  Participating Subsidiaries

     The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designations before or after the Plan is approved by the stockholders.

18.  Administration of the Plan

     The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall elect one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to and approved in writing by a majority of the members of the Committee, including written approvals by electronic means, shall be valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any options granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

19.  Optionees Not Stockholders

     Neither the granting of an option to an employee nor the deduction from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to such employee.


20.  Application of Funds

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

21.  Governmental Regulation

     The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

22.  Withholding of Additional Federal Income Tax

     The Company, in accordance with Section 3402(a) of the Code and the Regulations and Rulings promulgated thereunder, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includible in the employee's gross income.

23.  Approval of Stockholders


     The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.